UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Casey’s General Stores, Inc.
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On August 26, 2010, Casey’s General Stores, Inc. issued the following press release:

Investor Contact	Media Contact
Bill Walljasper	Sard Verbinnen & Co
Senior VP & Chief Financial Officer	Paul Caminiti/Andrew Cole/Brooke Gordon
515-965-6505	212-687-8080

Mark Harnett/Charlie Koons
MacKenzie Partners
212-929-5500

CASEY’S ANNOUNCES PRELIMINARY RESULTS OF
“DUTCH AUCTION” SELF TENDER OFFER

Casey’s Expects to Accept for Payment Approximately 13.2 Million Shares at $38.00 Per Share
___________________________________________________________________

ANKENY, IOWA – August 26, 2010 – Casey’s General Stores, Inc. (“Casey’s” or the “Company”) (NASDAQ: CASY) today announced the preliminary results of its modified “Dutch auction” self tender offer (the “Offer”), which expired on August 25, 2010 at 12:00 midnight New York City time.

Based on the preliminary count by the depositary for the Offer, a total of approximately 28.2 million shares were validly tendered at the minimum purchase price of $38.00 per share, including 14.0 million shares that were tendered through notice of guaranteed delivery.  Assuming that all guaranteed delivery shares are ultimately delivered, the Company expects to purchase a pro-rated amount of 47% of shares from each tendering stockholder, but all shares purchased in the Offer will be purchased at the same price.  As such, Casey’s expects to accept for payment an aggregate of approximately 13.2 million shares of its common stock at a purchase price of $38.00 per share, for a total cost of approximately $500 million, excluding fees and expenses related to the Offer.  The approximately 13.2 million shares expected to be purchased in the Offer represent approximately 25.8% of Casey’s shares outstanding as of July 23, 2010.

Robert J. Myers, Casey’s President and Chief Executive Officer, said, “Our recapitalization plan was successful on every level. It has provided the Company with an opportunity to purchase a significant number of shares at an attractive price and has allowed shareholders who held their shares to benefit from the significant long-term value of owning a larger percentage of Casey’s. The financing at a fixed rate of 5.22% for ten years has allowed us to benefit from historically low interest rates and will drive EPS accretion.  We continue to believe that our stock is undervalued at recent trading levels and that Casey’s is creating far greater value than is reflected in Couche-Tard’s inadequate $36.75 per share offer. We look forward to continuing to execute on our strategic growth initiatives.”

Adjusting analysts’ consensus estimates as of July 27, 2010 (the day before Casey’s announced its recapitalization plan) for our anticipated final per share purchase price, anticipated reduction in outstanding shares, additional interest expense and retirement of debt in connection with the recapitalization results in an increased 2011 EPS estimate of $2.72 per diluted share and a 2012 EPS estimate of $3.31 per diluted share. This represents a 29.9% increase on 2012 EPS estimates reported since April 8, 2010 (the day prior to the public announcement of Couche-Tard’s unsolicited proposal).  Assuming the recapitalization occurred at the beginning of Casey’s 2011 fiscal year, the 2011 EPS estimate would be increased to $2.91 per diluted share, a 28.7% increase since April 8, 2010.

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The final results of the Offer will be determined subject to confirmation by the depositary of the proper delivery of the shares validly tendered and not withdrawn and will be announced on the fourth business day after the close of the Offer.  The actual number of shares to be purchased, the proration factor and the price per share will be announced following the completion of the confirmation process.  Payment for the shares accepted for purchase, and return of all other shares tendered and not purchased, will occur promptly thereafter.

Stockholders and investors who have questions or need information about the Offer may contact the Information Agent for the offering, MacKenzie Partners at 212-929-5500 or 1-800-322-2885.

Goldman, Sachs & Co. is acting as financial advisor to Casey’s, and Cravath, Swaine & Moore LLP and Ahlers & Cooney, PC are providing legal advice.

Important Information
In response to the tender offer commenced by Alimentation Couche-Tard, Inc. (“Couche-Tard”) referred to in this communication, Casey’s General Stores, Inc. (“Casey’s”) has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the “SEC”).  Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and, when they become available, any other relevant documents filed with the SEC, because they contain important information.  Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey’s has filed with the SEC and mailed to its shareholders a definitive proxy statement and white proxy card in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the definitive proxy statement and, when they become available, any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and, when available, other documents that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the definitive proxy statement and, when available, other documents filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants
Casey’s, its directors and executive officers may be deemed to be participants in the solicitation of Casey’s security holders in connection with its 2010 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey’s Annual Report on Form 10-K for the year ended April 30, 2010, which was filed with the SEC on June 29, 2010, and its definitive proxy statement for the 2010 Annual Meeting of Shareholders, which was filed with the SEC on August 12, 2010. To the extent holdings of Casey’s securities have changed since the amounts printed in the definitive proxy statement for the 2010 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements
This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements.  We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers; the increased indebtedness that the Company has incurred to purchase shares of our common stock in our self tender offer; the price at which we ultimately determine to purchase shares of our common stock in our self tender offer and the number of shares tendered in such offer; the price and time at which we may make any additional repurchases of our common stock following completion of our self tender offer as well as the number of shares acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases; and the other risks and uncertainties included from time to time in our filings with the SEC.  We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations.  We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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